                                                                  Exhibit 10.5



                           SALES CONSULTANT AGREEMENT


THIS AGREEMENT, entered into as of the 17th day of December 1993 between LITTON SYSTEMS, INC. by and through its Applied Technology Division (hereinafter called "Litton"), A Delaware corporation having offices at 4747 Hellyer Avenue, P.O. Box 7012, San Jose, California 95150-7012, United States of America Division, and Thomas B. Hayward Associates with offices at 737 Bishop Street, Suite 1655, Honolulu, HI 96813 (hereinafter called "Consultant").

WHEREAS, Consultant operates a marketing and support organization in order to provide industrial corporations with bona fide marketing services in the Territory; and

WHEREAS, Litton manufactures certain products which it desires to sell in the Territory; and

WHEREAS, Litton desires to utilize the marketing and support services of Consultant in order to effectively sell its products in the Territory.

NOW, THEREFORE, in consideration of mutual covenants hereinafter set forth, the parties agree as follows:


1.     APPOINTMENT AND TERRITORY
Litton (including, whenever the term "Litton" is hereafter used, participating Litton organizations) hereby appoints and grants Consultant the non-exclusive right to promote the sale in the Territory described in Appendix A, dated 17 December 1993 attached hereto and made a part hereof (hereinafter called the "Territory"), the Products and services of the Litton organizations described in Appendix A (hereinafter called the "Products"), and Consultant hereby accepts this appointment. Areas, accounts or customers located in the Territory, but excluded from this Agreement, are also listed in Appendix A. This appointment and this Agreement shall commence as of the 17th day of December 1993 upon execution by Litton and continue until 01 May 1997 unless sooner terminated in accordance with the provisions hereof. Litton, at its sole discretion, reserves the right to modify, alter, improve, change or discontinue any or all of the Products covered by this Agreement, and this Agreement shall only cover the sale of such Products as they may be modified, altered, improved or changed. It is an express provision of this agreement that it will not be renewed after 01 May 1997 and that Applied Technology Division not procure further services after such date from Consultant.

 2.     RELATIONSHIP OF THE PARTIES
        A. Consultant shall serve Litton as an independent contractor, and under no circumstances shall Consultant be or be deemed to be a partner, agent, servant, distributor or employee of Litton in its performance hereunder. All salesmen and other employees used by Consultant shall be and be deemed to be exclusively Consultant's employees or agents, and the entire management, direction and control of all such salesmen and employees shall be exclusively vested in Consultant.

        B. All orders for the Products solicited by Consultant shall be forwarded by Consultant to the applicable Litton organization described in Appendix A for acceptance. Litton shall have the sole right to accept or reject all orders, to establish the prices of the Products, to set the terms and conditions of sale, and to approve returns, allowances, or other adjustments. Litton shall not be bound by any order solicited by Consultant until the same shall have been accepted in writing by Litton.


                                 EXH. 10.5-1

        C. Consultant shall have no authority to bind, act for, or obligate Litton in any manner whatsoever, and shall not make any representations, statements or warranties, either oral on in writing, concerning any Litton Products or services other than to make available to prospective customers such promotional literature, data and information as Litton shall from time to time furnish to Consultant for such purposes. Consultant shall be responsible for informing any and all customers, or potential customers of Products of Consultant's status under this Agreement.

        D. Except as otherwise specifically provided in this Agreement, Consultant shall assume and discharge for its own account all costs, expenses and charges necessary or incidental to its operations under this Agreement, and shall indemnify and save Litton harmless from and against all such costs, expenses, and charges and all claims, promises, guarantees, debts, obligations, expenses and liabilities of any nature and kind made, incurred, contracted or created by Consultant which were not specifically assumed in advance in writing by Litton.

        E. Litton shall have no liability to Consultant or to the customer with respect to any alleged defective Products sold by Litton except as specifically set forth in Litton's warranty, if any, included as part of the terms and conditions of the sale made by Litton. Consultant shall have no authority to and shall not make any warranty representation with respect to the Products contrary to or inconsistent with Litton's warranty, if any.

        F. Neither party shall be liable to the other for any delay or failure in the performance of its obligations and responsibilities hereunder if such delay or failure is caused by any fires, floods, strikes, work stoppages, accident, wars (declared or undeclared), acts of God, acts of any government agency or authority, epidemics, quarantine restrictions, freight embargoes, public disorders, riots or any other cause beyond the fault or control of the defaulting party.

        G. Consultant agrees that it will indemnify and hold harmless Litton, its officers, agents, servants and employees, from and against any loss, cost, damage, claim, expense or liability, including reasonable attorneys' fees, resulting from any property damage, personal injury or death arising out of or in connection with the acts of Consultant, its officers, agents, servants or employees under this Agreement.


3.      DUTIES:  CONSULTANT
        A. Consultant shall devote its best efforts in the development and support of markets and sales in the Territory. Such efforts shall include but not be limited to the duties and responsibilities set forth in Appendix B dated 17 December 1993 attached hereto and made a part hereof.

        B. Neither Consultant nor its officers, agents, servants or employees shall, at any time during the term of this Agreement, directly or indirectly, perform any service or be employed by or become associated in any capacity with any person, firm or corporation competing with or setting up to compete with Litton in the Territory in the manufacture or sale of goods similar to the Products; nor shall Consultant, its officers, agents, servants or employees compete with Litton as proprietor in the manufacture or sale of similar goods in the Territory.

                                 EXH. 10.5-2

        C. Consultant shall, for a period of sixty (60) days following the expiration or termination of this Agreement, cooperate with and render all reasonable assistance to the person or persons designated by Litton to represent Litton as sales agent or representative in the Territory.


4.      RESPONSIBILITIES:  LITTON
        A. Litton shall keep Consultant advised of its marketing objectives in the Territory, and Litton shall provide sales and service assistance to Consultant, including literature, data, catalogs, etc. as deemed reasonable by Litton.

        B. Litton shall be solely responsible for the design, development, supply, production and performance of Litton Products. Litton shall keep Consultant informed of all specification or price changes in regard to the Products.

        C. Litton shall determine, if any, and what allowance, adjustment or credit will be given in the event a Product is rejected or returned by a customer. No Products shipped under any order may be returned to Litton for credit without the prior written approval of Litton.

        D. Litton shall promptly accept or reject in writing any order from a customer in the Territory for the Products forwarded to Litton by Consultant.

        E. Litton shall have no other obligations to the Consultant whatsoever. By way of illustration and not by way of limitation, Litton need not negotiate or consummate any agreement with anyone located by the Consultant, need not avail itself of the Consultant's assistance in negotiating, consummating or servicing any agreement, and may locate and deal directly with prospective or existing customers through its own company personnel.


5.      COMPENSATION AND PAYMENT
        Litton shall compensate Consultant for its services under this Agreement in accordance with the provisions set forth in Appendix C, dated 17 December 1993 which is attached and made a part hereof (hereinafter called "Compensation").


6.      TERMINATION
        A. Litton shall have the right to terminate this Agreement immediately by giving notice to that effect in the event of Consultant's insolvency, bankruptcy or receivership, cessation of operations, or for any other breach of the provisions of the Agreement.

        B. Except as specifically provided herein, upon any termination or expiration of this Agreement, Consultant shall be entitled only to the compensation payable under paragraph 5 hereof, entitled "Compensation and Payment". Consultant shall not be entitled to any other compensation for orders received and accepted by Litton prior to or after the termination date. Consultant shall not be entitled to any other amounts such as for "goodwill", termination or similar charges.

                                 EXH. 10.5-3

7.      WAIVER
        The failure of either party to exercise any right or to do so in a timely manner, under this Agreement shall not be deemed to be a waiver of such right, and the failure of either party to terminate this Agreement for breach or default shall not be deemed to be a waiver of the right to do so for any subsequent breach or default or for the continuing breach or default of the other party.

8.      ASSIGNMENT
        This Agreement and any modifications are not assignable, and any assignment of this Agreement or any modification without Litton's prior written consent, shall be void. Payments made to Consultant under this Agreement or any modification are not assignable without the prior written consent of Litton.


9.      CONFIDENTIAL INFORMATION
        Consultant, its officers, agents, servants and employees shall not, during the term of this Agreement or any time thereafter, disclose in any manner to any person, firm or corporation, whether in competition with Litton or not, any knowledge or information pertaining to the conduct or details of Litton's business or its processes, formulas, machinery, devices, products and components used by Litton in carrying on its own business, or lists of Litton's customers. Consultant agrees not to use Litton's customers. Consultant agrees not to use Litton's trademarks, name, logo or trade names in any manner except as authorized by Litton or in connection with Litton's literature. Consultant agrees to discontinue such usage upon termination of this Agreement for whatever reason. Consultant further agrees that upon termination of this Agreement, Consultant will deliver to Litton all copies in its possession or within its control of Litton customer lists, catalog sheets, specifications, proposals, quotations, price lists, contracts (whether or not executed) and all other documents and data relating to the Products or the conduct of Litton's business and Consultant hereby agrees that Litton may withhold all sums due the Consultant upon termination until all such material and documents have been received by Litton.


10.     APPROVALS
        Any sales contemplated by this Agreement may be subject to review and approval by the U.S. Government, and the obligations of either party herein contained shall not become effective until such approval is obtained, where required. Further, the payment of consultant's compensation may be subject to review and approval by the Governments of the Territory or the United States or Litton's customers, and Litton shall be obligated to pay only that compensation which is approved by such customers or Governments, if approval is required. The Consultant's compensation may be disclosed in invoices issued by Litton to its customers when so required by the customer. Consultant agrees to provide information necessary to comply with this Article.


11.     THIRD PARTY RELATIONSHIP
        A. Consultant agrees that Litton shall not be obligated to third parties with whom Consultant may make agreements or to whom Consultant may direct payments without Litton's prior written consent. Consultant covenants not to make any representations, directly or by implication, that any such obligation exists or will be created.


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                                 EXH. 10.5-4

        B. Consultant warrants and represents that in connection with performance under this Agreement consultant will not make any payments to third parties if such payments would be in violation of the law, including the laws of the United States and the Territory. Further, Consultant shall make no payments on Litton's behalf for political purposes or to obtain political influence. Consultant acknowledges that no employee of Litton or of any of its divisions or subsidiaries has any authority to give any direction, written or oral, in connection with the making of any commitment by Consultant to any third party in contravention of this paragraph.

        C. Except as specifically set forth in Appendix B, Consultant warrants and represents that no owner, principal shareholder, officer or active representative of Consultant is an affiliate, official, director, officer, employee or active member of the Government of the Territory or a customer.

        D. Consultant warrants and represents that it has not and shall not make any payments to any employees of Litton, its affiliates or subsidiaries except as specifically provided for in this Agreement.

        E. Consultant agrees to give prompt written notice to Litton in the event that, at any time during the term of this Agreement, the representations set forth above are no longer accurate. In the event of such notice, or if Litton otherwise verifies that the representations set forth above are no longer true and accurate, Litton, notwithstanding any other provisions of this Agreement, may terminate this Agreement upon thirty (30) days written notice with respect to sales as Litton deems appropriate. Subsequent to the date of such notice or the date on which said representations were untrue and inaccurate, Consultant shall not be entitled to receive any compensation whatsoever in connection with such sales.

12.     COMPLIANCE WITH LAWS
        Consultant certifies that this Agreement does not violate any laws, regulations or acts of the Government of the Territory and agrees in performance of this Agreement to fully comply with such laws, regulations or acts. In the event this Agreement or its performance is determined to be illegal or contrary to the laws, regulations, acts or direction of the Governments of the Territory or United States, this Agreement shall be null and void unless the parties agree to modify the Agreement to comply with such law, regulation, act or direction.

13.     MODIFICATION
        This Agreement shall not be varied, extended, amended or supplemented except by an instrument in writing executed by both parties.

14.     NOTICE
        All formal notices and communications hereunder may be sent by telegram, cablegram or by registered air mail, with a copy by ordinary mail, and shall be deemed to have been given on the day when deposited in the cable or telegraph office or post office addressed to the other party, provided that either party may from time to time change the address to which notices to it are to be sent by giving written notice of such change to the other party. All notices to any participating Litton organizations shall be made to the address for that organization listed in the appropriate modification attached hereto. Any notice to Litton Systems, Inc. shall be made to:



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                                 EXH. 10.5-5

        LITTON SYSTEMS, INC.
        Applied Technology Division
        4747 Hellyer Avenue
        P.O. Box 7012
        San Jose, California 951-701250
        Attn:  President


Any notice to Consultant shall be made to:

MAILING ADDRESS:  Thomas B. Hayward Associates
                  737 Bishop Street, Suite 1655
                  Honolulu, HI 96813
                  Attn:  Thomas B. Hayward, President


15.     DISPUTES
        This Agreement shall be interpreted and governed by the laws of the State of California, United States of America. Consultant agrees not to initiate or maintain any legal action against Litton, its divisions, affiliates or parent, without Litton's prior written consent, except in the city and county of Los Angeles, California, United States of America.


16.     ENTIRE AGREEMENT
        The parties hereto agree that this Agreement shall constitute the entire agreement between the parties regarding the subject matter of this Agreement; and any prior or subsequent understanding or representations of any kind between Consultant and Litton shall not be binding on either party except to the extent specifically set forth herein or subsequently agreed upon, in writing, by both parties and made apart hereof. This Agreement supersedes and controls any course of dealing and usage of trade.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and caused it to become effective as of the date set forth at the beginning hereof.


                                        LITTON SYSTEMS INC.
                                        Applied Technology Division

                                        By: /s/ C.A. Williams
                                            ___________________________
                                                  C.A. Williams

                                        Title       President



                                        CONSULTANT

                                        By: /s/ Thomas B. Hayward
                                            ___________________________

                                        Title       President



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                                 EXh. 10.5-6

                       APPENDIX A DATED 17 December 1993


                             TERRITORY AND PRODUCTS



A.   TERRITORY
     International
     Pacific Rim and Latin American Countries

B.   LITTON ORGANIZATION                  PRODUCTS AND SERVICES

     Applied Technology                   Applied Technology Radar
     Division of                          Warning Systems with
     Litton Systems Inc.                  applicable test and support
     4747 Hellyer Avenue                  equipment; and upgrades
     P.O. Box 7012                        thereto.
     San Jose, CA 95150-7012
                                          Electronic environment
                                          simulation, training and
                                          test systems, subsystems,
                                          instrumentation, components
                                          and services.


NOTES All notices, orders or other communications regarding Products shall be made by Consultant to the applicable Litton organization at the address listed above.


C.     EXCLUDED AREAS, ACCOUNTS OR CUSTOMERS

       All other sales and products of Litton, including, but not limited to sales through third countries, and sales through third parties are excluded from this Agreement.


D.     AMENDMENTS

       Consultant is appointed as nonexclusive agent for sale of Applied Technology products and services within the territory as outlined in paragraphs A., and B., above.




                                 EXH. 10.5-7

                       APPENDIX B DATED 17 December 1993

                     CONSULTANT DUTIES AND RESPONSIBILITIES

Consultant shall perform such duties as requested from time to time by the President and/or Vice President International Business Development of Applied Technology Division. The duties and responsibilities listed in the following sections apply only to the extent directly requested or applicable under the circumstances of any given assignment.

1.   Duties

     A. Consultant shall supply Litton on a timely basis with information in writing concerning any potential customer, such as their needs, organizational structure, budget and procurement plans, provided such information is not classified or otherwise restricted by the Government of the Territory.

     B. Consultant shall maintain good relationships with all of Litton's actual and prospective customers in the Territory, and work constantly and diligently in the best interests of Litton.

     C. Consultant shall counsel Litton and furnish it with general information concerning the Territory including all economic, commercial, industrial data pertaining to potential customers and affecting Litton's business or prospects for business.

     D. Consultant shall inform Litton about the direction and trends of technology in the Territory, both civil and military, and shall assist Litton in evaluating civil and military organizations who may be potential customers including their financial capacity, technical conditions and need or desire for new projects, services, and equipment of the type sold by Litton.

     E. Consultant shall advise Litton of conditions and marketing situations within the Territory for products, equipment or services of the type sold by Litton.

     F. Consultant shall give Litton guidance as to the customs and procedures for "doing business" in and with personnel in the Territory.

     G. Consultant shall keep Litton informed about the activities of its competitors in the Territory.

     H. Consultant shall submit monthly reports to Litton including such of the above information as is available. It shall further give its written opinion on specific marketing or support matters when requested.

     I. Consultant shall familiarize itself with Litton Products and the technical and operational data thereof.

     J. Consultant shall advise when a visit by Litton personnel to a customer or potential customer is considered timely and necessary.

     K. Consultant shall set up and coordinate appointment schedules for Litton personnel in the Territory when necessary.



                                 EXH. 10.5-8

     L. Consultant shall, when requested by Litton, participate with Litton's representatives in negotiations with any potential customer.

     M. Consultant shall expedite communications between Litton and any potential customer.


Responsibilities

     A. Consultant shall quote only such prices as established by Litton and promptly forward to Litton all orders obtained.

     B. Consultant shall handle and forward to Litton in writing all inquiries and related matters brought to the attention of the Consultant.

     C. Consultant shall not make any oral or written statement implying that performance of Litton Products are greater than described in Litton's written guarantee applicable to the product and/or service involved.

     D. Consultant agrees that in the event personnel in the Consultant`s organization, who in Litton's opinion are key personnel, either become disassociated with the Consultant or are required to devote their efforts on behalf of business unrelated to Litton, Litton shall have the unilateral right, at its option, to terminate in whole or in part this Agreement or modify the compensation to be paid the Consultant.


                                 EXH. 10.5-9

                       APPENDIX C DATED 17 December 1993
                           CONSULTANT'S COMPENSATION


A.   LITTON ORGANIZATION AND BILLING ADDRESS
     APPLIED TECHNOLOGY, A Division of
     LITTON SYSTEMS, INC.
     4747 Hellyer Avenue
     P.O. Box 7012
     San Jose, CA 95150-7012


     1.   Monthly Fee

          Consultant shall be paid a monthly fee of $4,000.


     2.   Expenses

          Consultant's expenses are included in its monthly fee specified in
          Item 1 above except as authorized specifically by Applied Technology. Consultant shall have no claim above and beyond such payments either during the life of this Agreement or at the termination thereof.


     3.   Payment

          a. Quarterly invoice for fees shall be rendered directly to the President, Litton Applied Technology. Litton Applied Technology shall pay the invoices within 30 days from their receipt.

          b. In the event this Agreement is terminated on a date other than the last day of any given month, a pro-rata adjustment of Consultant's fee will be made by Litton.

          c. Litton reserves the unilateral right to pay the Consultant in advance of the month(s) for which services are rendered.

NOTE:     No commissions shall be paid for sales of Products of the Litton organization identified in paragraph A above.


                                 EXH. 10.5-10

Appendix C Continued
PAGE 2


B.     FORCE MAJEURE
       The obligations of both Litton and the Consultant under this Agreement shall be suspended in the event of a force majeure which operates to preclude the normal conduct of business between Litton and its customers. Examples of force majeure are acts of God or the public enemy, acts of either the U.S. Government or the Government of the Territory acting in either their sovereign or contractual capacity, fires, floods epidemics, quarantine restrictions, strikes, freight embargoes and unusually severe weather.


                                 EXH. 10.5-11